EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT


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Between FOHP, INC. (FOHP) and PAUL J. KIMMINS (Employee).

WHEREAS, FOHP and Employee believe a written employment agreement is appropriate to describe their relationship and to serve as the basis for effective communication between them,

NOW, THEREFORE, FOHP and Employee, for the consideration specified in this Agreement, agree as follows:


1. TERM. FOHP and Employee hereby agree that FOHP employ Paul J. Kimmins as Executive Vice President, Financial and Business Services of FOHP, Inc. for an indefinite period which shall be no less than two years from July 1, 1995. During his employment, Employee shall be subject to immediate termination for egregious misconduct. At the conclusion of the two year period, Employee's employment agreement shall automatically renew itself from year to year and thereafter if FOHP wishes to terminate the employment relationship, it may do so provided a minimum six-months written notice of non-renewal is provided to Employee of the intention to end the employment relationship. Also, if FOHP does not wish to continue the employment relationship at the end of the initial two year period, the requirement of the minimum six-months written notice of non-renewal shall also apply. During the period of notice of such non-renewal, Employee may continue to work (at the discretion of FOHP, Inc.) the remainder of the contract term.


2. RESPONSIBILITIES. Employee desires to enter into the full and active employment, reporting directly to the President and CEO of FOHP, Inc. The general responsibilites the Employee will be accountable for are as follow:


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a.    FINANCIAL  FUNCTION.  All financial  functions of each Strategic  Business
      Unit  (SBU)  in the  family  of  FOHP,  Inc.  Shall  be  under  Employee's
      supervision.   These  shall  include   Commercial   HMO/PPO  Programs  and
      Partnership Program.

      Strategic Business Divisions which are part of FOHP, Inc. and all FOHP, Inc. corporate financial activities shall remain under the control of the Chief Operating Officer. It is expected that all financial results of each of the SBU's under Employee's authority will provide information to FOHP, Inc. For the purposes of consolidated reporting.

      Divisions which are not included today, but which may be included later, are the following: Workers Compensation (FMCO), Medicaid, Medicare, and Affiliated Health Services.

b. BUSINESS SERVICES. Responsible, within each of the previously described SBU's, for the assistance and/or direction of the following, which shall not be considered an all inclusive list:
      o    Business Plan Development
      o    Pro-forma Development
      o    Budgets
      o    Actuarial and Rating Services
      o    New Product Pricing/Feasibility studies

c.    PARTNERSHIP INITIATIVES.  Responsible, with the President and CEO of FOHP, for:
      (i) Development of partnership arrangements and/or corporate structures which facilitate partnership activities, corporate affiliations and/or product introductions. As of today (more may be added) these include the following:

           o  Health  Insurance  Plan  of New  York  (HIP)
           o  United  Insurance Companies,  Inc.  (UICI)
           o  First Choice of Long Island  (working with FOHP, NY)
           o  Alliance Health Plan (working with GPD, FOHP, Inc.)

      (ii) Identifying partnership opportunities and strategies in new or contiguous geographic areas of operation and bringing these new programs to market. There are many other activities and responsibilities which Employee may be asked to take responsibility for and/or operate. As a newly formed and high


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           growth organization,  neither FOHP nor the President and CEO of FOHP,
           Inc. can commit to a fixed set of responsibilities which do not change, nor can FOHP stipulate to a fixed set of responsibilities for any single manager for the duration of their employment

3.    SALARY.    Paul J. Kimmins shall be paid $150,000 per year for his salary.

      a. Employee shall be eligible for an annual bonus up to 20% of base salary. The annual bonus will be determined by the President and CEO of FOHP, Inc. based on the successful attainment of yearly goals and objectives and will be payable no later than thirty (30) days after the end of each year of the Agreement.

      b. Employee shall receive a signing bonus of $5,000, payable in Employee's first paycheck from FOHP.

      c. Provided Employee is employed pursuant to this Agreement on July 1, 1997, Employee will be paid a deferred incentive payment equal to seven percent (7%) of the total amount of base compensation and annual bonuses paid to Employee during the term of this Agreement. Said deferred incentive payment will be paid to Employee no later than July 31, 1997. FOHP will account for, but not be required to fund the deferred incentive payment until it is required to pay the Employee said monies in accordance with the terms of this Paragraph and the Agreement.

4.    BENEFITS.     The following benefits will be provided by FOHP:

      a. HEALTH INSURANCE (MEDICAL AND DENTAL): Coverage will be available in accordance with that provided to senior management of FOHP.
      b. 401-K PENSION AND STOCK OPTIONS: Employee shall be eligible for participation and the same contributions provided to senior management of FOHP for such plan(s) as may exist, now or in the future.
      c. VACATION: Employee shall accrue four (4) weeks vacation each contract year.
      d. SICK LEAVE: Employee shall receive annual sick leave in accordance with the policy of FOHP, provided, however, in the case of Employee's prolonged and continuous

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           illness,  FOHP will pay Empl;oyee full salary for the first three (3)
           months of such illness.
      e. DISABILITY: Short-term and long-term disability insurance will be available in accordance with the amount of coverage provided to senior management of FOHP and shall be fully paid for by FOHP.
      f. LIFE INSURANCE: Coverage at a fixed amount shall be provided in accordance with that provided to senior management of FOHP and shall be fully paid by FOHP. Additional coverage may be obtained at Employee's expense.
      g. Employee shall be provided with an AUTOMOBILE, gasoline credit card, automobile insurance and maintenance, all at FOHP's expense.
      h. Employee shall also be reimbursed for other business-related expenses in accordance with FOHP policy for employee REIMBURSEMENT.

5.    SEVERANCE
      a. In the event FOHP terminates the employment of Employee prior to the expiration of the term of this Agreement for reasons other than those set forth in Paragraph 1 of this Agreement, (said termination hereinafter referred to as SEVERANCE) Employee shall be paid the greater of the amount of monies remaining and due according to this contract or a one (1) year salary payment (plus earned bonuses and benefits). In addition, in the event FOHP does not renew this Agreement, then;

      b. FOHP will pay to Employee, in lump sum, on or before September 15, 1997, an amount equal to the sum of the following: (i) One half (1/2) times the base compensation in effect for the employment year ending July 31, 1997.

      c. In the event employment with FOHP or its successor is involuntarily terminated, employee will receive professional outplacement support at company expense.

      d. In the event of Severance, FOHP agrees to make no announcement regarding said Severance unless the timing, form, and manner of any such announcement is explicitly agreed upon by Employee.

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6.    CHANGE TO FOHP OWNERSHIP.  FOHP and Employee agree if there is a change in
      FOHP ownership which affects Employee's management position, Employee will receive the considerations provided below. "Change to FOHP Ownership" shall mean a merger, consolidation, and/or sale of all or a major portion of the assets or the stock of FOHP. If such change occurs and affects Employee's position (in terms of compensation, title, authority, duties, reporting relationships, reports, geographic location, etc.) and no equivalent or better position is available in FOHP or a new or successor organization which is acceptable to Employee, Employee shall receive all the compensation and benefits provided under paragraphs 5 a, b, c, and d of this Agreement.

7. INDEMNIFICATION. Employee shall be indemnified to the fullest extend permitted by law against any claims asserted against him personally arising out of or related to his position with FOHP or its affiliated entities, provided employee has not acted egregiously, permitted fraud or other illegal acts, or engaged in gross misconduct. Indemnification shall include payment of attorneys fees, legal costs and expenses, and costs of settlement.

8. CHANGES TO AGREEMENT. No written or oral modification, amendment, addition to this Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by the signatories to this Agreement.

9. ENTIRE AGREEMENT. This Agreement contains the entire agreement between FOHP and Paul J. Kimmins with respect to the subject matter contained herein and supersedes any other prior or contemporaneous agreement either oral or in writing purporting to govern this subject matter. Paul J. Kimmins and FOHP have agreed to relocation allowances and/or reimbursements as shown in Attachment A.

10. SEVERABILITY. The invalidity or unenforceability of any provisions of this Agreement shall in no way affect the validity or enforceability of any other provision.


11. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants, or

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      conditions  set  forth in this  Agreement  shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power under the Agreement at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and applicable federal law.


I UNDERSTAND AND AGREE TO THE TERMS AND CONDITIONS OF THE AGREEMENT AS SET FORTH ABOVE.


FOHP, INC.


  /S/JOHN L. ADESSA                          /S/PAUL J. KIMMINS
-----------------------------------        -----------------------------------
John L. Adessa                             Paul J. Kimmins
President & Chief Executive Officer        Executive Vice President, Financial
                                           & Business Services

   7/17/95                                                      7/17/95
-----------------------------------        -----------------------------------
Date                                       Date


Enc.: Attachment A







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                                  ATTACHMENT A

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RELOCATION AND/OR TEMPORARY LIVING:

If you choose to begin work without your family moving with you, FOHP will rent an apartment for you from February 1 until (no later than) August 30, 1995. In addition, we will provide you with bi-weekly trips home, and a living allowance.

If you wish to move your family, as soon as possible, we will rent a home until (no later than) August 30, or until a home can be purchased (whichever comes first.)

In the latter case, FOHP will assist you in obtaining a bridge loan and either pay for the bridge loan or current mortgage (whichever is less for up to 12 months from the date the bridge loan is obtained. FOHP will also cover the cost of the move and provide $10,000 toward closing costs.*

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*If you wish to stay with either your  family or your  wife's  family  until you find a home, FOHP will pay you $10,000 more toward your closing costs.





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